EXHIBIT 4.1

Upon recording, return to:

Ms. Shawne M. Keenan

Sutherland Asbill & Brennan LLP

999 Peachtree Street, N.E.

Atlanta, Georgia 30309-3996

PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES,

COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR

OGLETHORPE POWER CORPORATION

(AN ELECTRIC MEMBERSHIP CORPORATION),

GRANTOR,

to

U.S. BANK NATIONAL ASSOCIATION,

TRUSTEE

SEVENTIETH SUPPLEMENTAL

INDENTURE

Relating to the

Amendment of the Series 2011 (FFB W-8) Note

Dated as of May 27, 2015

FIRST MORTGAGE OBLIGATIONS

NOTE TO THE CLERK OF THE GEORGIA SUPERIOR COURT AND GEORGIA TAX COMMISSIONER:  THIS INSTRUMENT IS A MODIFICATION OF AN OBLIGATION UNDER THE EXISTING INDENTURE.  THIS INSTRUMENT DOES NOT INCREASE THE PRINCIPAL BALANCE OF ANY OBLIGATION UNDER THE EXISTING INDENTURE.  PURSUANT TO O.C.G.A. § 48-6-65(A), NO ADDITIONAL INTANGIBLE TAX IS DUE UPON THE RECORDING OF THIS INSTRUMENT.  ALL INTANGIBLE RECORDING TAXES DUE IN CONNECTION WITH ALL OBLIGATIONS SECURED BY THE EXISTING INDENTURE HAVE PREVIOUSLY BEEN PAID.

THIS SEVENTIETH SUPPLEMENTAL INDENTURE, dated as of May 27, 2015, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as Grantor (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor to SunTrust Bank, formerly SunTrust Bank, Atlanta, as Trustee (in such capacity, the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (the “Original Indenture”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Original Indenture, as provided in Section 2.1 hereof) for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture;

WHEREAS, the Original Indenture has heretofore been amended and supplemented by sixty-nine Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, the “Indenture”), and the Original Indenture and the sixty-nine Supplemental Indentures have been recorded as set forth on Schedule 1;

WHEREAS, that certain Series 2011 (FFB W-8) Note, dated as of April 15, 2011 (the “W-8 FFB Note”), made by the Company to the Federal Financing Bank (“FFB”), in the original face principal amount of $203,100,000 is an Outstanding Secured Obligation under the Indenture;

WHEREAS, the Company, FFB and the United States of America, acting by and through the Administrator of the Rural Utilities Service (“RUS”), desire to enter into that certain Agreement Modifying Future Advance Promissory Note (the “Agreement Modifying Future Advance Promissory Note”), in substantially the form attached hereto as Exhibit A;

WHEREAS, the Agreement Modifying Future Advance Promissory Note amends the W-8 FFB Note (the W-8 FFB Note as amended by the Agreement Modifying Future Advance Promissory Note, the “Amended Note”) by extending the period in which Advances may be made thereunder;

WHEREAS, Section 12.2 of the Original Indenture provides that the Company and the Trustee may enter into a Supplemental Indenture modifying in any manner the rights of the Holders of the Obligations under the Indenture with the consent of not less than a majority in principal amount of the Obligations affected by such Supplemental Indenture (which consent is evidenced by an Act of the Holder pursuant to Section 1.2 of the Original Indenture);

WHEREAS, pursuant to Section 1.20 of the Original Indenture, RUS is the Holder of the W-8 FFB Note because such W-8 FFB Note is guaranteed by the United States of America pursuant to the Rural Electrification Act of 1936, as amended;

WHEREAS, in connection with the issuance of the Agreement Modifying Future Advance Promissory Note, RUS as the sole Holder of the W-8 FFB Note, is executing and

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delivering an Act of the Holder to the Company and the Trustee in accordance with Section 1.2 of the Original Indenture, approving the amendment to the W-8 FFB Note;

WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to make the Agreement Modifying Future Advance Promissory Note, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and legal obligation of the Company have been done and taken; and the execution and delivery of this Seventieth Supplemental Indenture has been in all respects duly authorized by the Company.

NOW, THEREFORE, THIS SEVENTIETH SUPPLEMENTAL INDENTURE WITNESSES, that, to amend the W-8 FFB Note pursuant to the terms of the Agreement Modifying Future Advance Promissory Note and pursuant to Section 12.2 of the Original Indenture, the Company does hereby covenant and agree to and with the Trustee as follows:

ARTICLE I

AMENDMENT OF THE W-8 FFB NOTE

Section 1.1                                   W-8 FFB Note Amended by Agreement Modifying Future Advance Promissory Note.

The W-8 FFB Note will be amended by the Agreement Modifying Future Advance Promissory Note upon the execution and delivery thereof by the Company, FFB and RUS, and upon the authentication thereof by the Trustee.

Section 1.2                                   Form of the Agreement Modifying Future Advance Promissory Note.

The Agreement Modifying Future Advance Promissory Note, and the Trustee’s certificate of authentication for the Agreement Modifying Future Advance Promissory Note, shall be substantially in the form of Exhibit A attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture.

ARTICLE II

MISCELLANEOUS

Section 2.1                                   This Seventieth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented and modified, is hereby confirmed.  All capitalized terms used in this Seventieth Supplemental Indenture but not defined herein shall have the same meanings ascribed to them in the Original Indenture, as such terms may have been or may be amended or modified from time to time pursuant to the Indenture, except in cases where the context clearly indicates otherwise.  All references herein to Sections, Articles, definitions or other provisions of the Original Indenture shall be to such Sections, Articles, definitions and other provisions as they may be amended or modified from time to time pursuant to the Indenture.

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Section 2.2                                   All recitals in this Seventieth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 2.3                                   Whenever in this Seventieth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Seventieth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

Section 2.4                                   Nothing in this Seventieth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Seventieth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Seventieth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Secured Obligations.

Section 2.5                                   This Seventieth Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

Section 2.6                                   The mailing address of the Company is:

Oglethorpe Power Corporation

(An Electric Membership Corporation)

2100 East Exchange Place

Tucker, Georgia 30085-5336,

and the mailing address of the Trustee is:

U.S. Bank National Association

Attention: Corporate Trust Services

1349 West Peachtree Street, NW

Suite 1050, Two Midtown Plaza

Atlanta, Georgia 30309

[Signatures on Next Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Seventieth Supplemental Indenture to be duly executed under seal as of the day and year first written above.

Company:		OGLETHORPE POWER
CORPORATION (AN ELECTRIC
MEMBERSHIP CORPORATION), an electric membership corporation organized under the laws of the State of Georgia

		By:	/s/ Elizabeth B. Higgins
Elizabeth B. Higgins
Executive Vice President and
Chief Financial Officer

Signed, sealed and delivered		Attest:	/s/ Jo Ann Smith
by the Company in the presence of:			Jo Ann Smith
Assistant Secretary

/s/ Shalewa Smith			[CORPORATE SEAL]
Witness

/s/ Jean L. Wheeler
Notary Public

(Notarial Seal)

My commission expires:	May 7, 2016

[Signatures Continued on Next Page]

[Signatures Continued from Previous Page]

Trustee:		U.S. BANK NATIONAL ASSOCIATION,
a national banking association

		By:	/s/ Jack Ellerin
Signed and delivered			Authorized Agent
by the Trustee in the
Presence of:

/s/ Muriel Shaw
Witness

/s/ Mary Easton
Notary Public

(Notarial Seal)

My commission expires:	April 13, 2018

Exhibit A

Form of Agreement Modifying Future Advance Promissory Note

RUS

FOR FFB USE ONLY:

Note Identifier:

Washington, D.C.

Acceptance Date:

FOR RUS USE ONLY:

RUS

Note
Number:

AGREEMENT MODIFYING FUTURE ADVANCE PROMISSORY NOTE made as of May 27, 2015, by and among Oglethorpe Power Corporation (An Electric Membership Corporation) (the “Borrower”), the FEDERAL FINANCING BANK (“FFB”), a body corporate and instrumentality of the United States of America, and the UNITED STATES OF AMERICA, acting through the Administrator of the Rural Utilities Service (“RUS”).

WHEREAS, the Borrower has heretofore executed and delivered a certain Future Advance Promissory Note dated April 15, 2011 (the “Original Note”), payable to FFB in a maximum principal amount not to exceed Two-Hundred-Three-Million-One-Hundred-Thousand dollars ($203,100,000.00); and

WHEREAS, RUS has heretofore guaranteed the Original Note by executing a guarantee dated May 4, 2011 (the “RUS Guarantee”); and

WHEREAS, FFB has heretofore purchased the guaranteed Original Note in accordance with a certain agreement dated as of January 1, 1992, between FFB and the Administrator of the Rural Electrification Administration, predecessor to RUS, as such agreement has been amended; and

WHEREAS, in paragraph 1 of the Original Note, the Borrower promised to pay FFB, in accordance with the terms of the Original Note, such amounts as may be advanced from time to time by FFB to or for the account of the Borrower under the Original Note (each such amount being an “Advance” and more than one such amount being “Advances”); and

WHEREAS, paragraph 3 of the Original Note provides that no Advances may be made under the Original Note after the date specified on page 1 of the Original Note as being the “Last Day for an Advance”; and

WHEREAS, the legend at the top of page 1 of the Original Note specifies June 30, 2015, as the particular date that is the “Last Day for an Advance” under the Original Note; and

WHEREAS, paragraph 20 of the Original Note provides that, to the extent not inconsistent with applicable law, the Original Note, for so long as FFB is the holder thereof, may be modified by such amendments, extensions, and renewals as may be agreed upon from time to time by FFB and the Borrower, with the approval of RUS; and

WHEREAS, the Borrower now desires that the Original Note be modified to extend until June 30, 2016, the period during which Advances may be made under the Original Note; and

WHEREAS, FFB is willing to modify the Original Note to extend the period during which Advances may be made under the Original Note; and

WHEREAS, RUS is willing to approve and consent to a modification of the Original Note that extends the period during which Advances may be made under the Original Note; and

WHEREAS, the Borrower is authorized to enter into this agreement modifying the Original Note (“this Agreement”).

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, FFB, and RUS agree as follows:

1.                                      Definitions.

Capitalized terms used and not defined in this Agreement shall have the respective meanings given such terms in the Original Note.

2.                                      Modification to “Last Day for an Advance” Specified in Original Note.

The part of the legend at the top of page 1 of the Original Note specifying the particular date that is the “Last Day for an Advance” under the Original Note is hereby modified to read as follows:

Last Day for an Advance  (¶3)                           June 30, 2016

3.                                      Original Note Remains In Effect.

Excepted as modified herein, the Original Note shall remain in full force and effect.

4.                                      RUS Guarantee Remains In Effect.

Notwithstanding the modification to the Original Note made by this Agreement, RUS hereby confirms that the RUS Guarantee of the Original Note, as the Original Note is modified herein, shall remain in full force and effect.

5.                                      Effective Date of this Agreement.

This Agreement shall not become effective until it has been executed by all of the Borrower, FFB, and RUS.  When this Agreement has been so executed, it shall become effective as of the date first above written.

6.                                      Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not of itself invalidate or render unenforceable such provision in any other jurisdiction.

7.                                      Headings.

The descriptive headings of the various paragraphs and subparagraphs of this Agreement were formulated and inserted for convenience only and shall not be deemed to affect the meaning or construction of the provisions hereof.

8.                                      Counterparts.

This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Borrower has caused this Agreement to be signed in its corporate name and its corporate seal to be hereunder affixed and attested by its officers thereunto duly authorized, and FFB and RUS have each caused this Agreement to be executed by their respective duly authorized officials.

Oglethorpe Power Corporation

(An Electric Membership Corporation)

SEAL:

ATTEST:

By:		By:

Name:		Name:

Title:	Assistant Secretary	Title:

FEDERAL FINANCING BANK

By:

Name:

		Title:	Vice President

UNITED STATES OF AMERICA,
acting through the Administrator
of the Rural Utilities Service

By:

Name:

Title:

The Original Note referred to herein, as amended by this Agreement, is one of the Obligations referred to in the Indenture, dated as of March 1, 1997, between the Borrower and U.S. Bank National Association, as successor to SunTrust Bank (formerly SunTrust Bank, Atlanta), as Trustee.

U.S. Bank National Association
as Trustee

By:

Name:

Title:

Schedule 1

RECORDING INFORMATION

FOR

                              COUNTY, GEORGIA

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Original Indenture

First Supplemental Indenture

Second Supplemental Indenture

Third Supplemental Indenture

Fourth Supplemental Indenture

Fifth Supplemental Indenture

Sixth Supplemental Indenture

Seventh Supplemental Indenture

Eighth Supplemental Indenture

Ninth Supplemental Indenture

Tenth Supplemental Indenture

Eleventh Supplemental Indenture

Twelfth Supplemental Indenture

Thirteenth Supplemental Indenture

Fourteenth Supplemental Indenture

Fifteenth Supplemental Indenture

Sixteenth Supplemental Indenture

Seventeenth Supplemental Indenture

Eighteenth Supplemental Indenture

Nineteenth Supplemental Indenture

Twentieth Supplemental Indenture

Twenty-First Supplemental Indenture

Twenty-Second Supplemental Indenture

Twenty-Third Supplemental Indenture

Twenty-Fourth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Twenty-Fifth Supplemental Indenture

Twenty-Sixth Supplemental Indenture

Twenty-Seventh Supplemental Indenture

Twenty-Eighth Supplemental Indenture

Twenty-Ninth Supplemental Indenture

Thirtieth Supplemental Indenture

Thirty-First Supplemental Indenture

Thirty-Second Supplemental Indenture

Thirty-Third Supplemental Indenture

Thirty-Fourth Supplemental Indenture

Thirty-Fifth Supplemental Indenture

Thirty-Sixth Supplemental Indenture

Thirty-Seventh Supplemental Indenture

Thirty-Eighth Supplemental Indenture

Thirty-Ninth Supplemental Indenture

Fortieth Supplemental Indenture

Forty-First Supplemental Indenture

Forty-Second Supplemental Indenture

Forty-Third Supplemental Indenture

Forty-Forth Supplemental Indenture

Forty-Fifth Supplemental Indenture

Forty-Sixth Supplemental Indenture

Forty-Seventh Supplemental Indenture

Forty-Eighth Supplemental Indenture

Forty-Ninth Supplemental Indenture

Fiftieth Supplemental Indenture

Fifty-First Supplemental Indenture

Fifty-Second Supplemental Indenture

Fifty-Third Supplemental Indenture

Fifty-Fourth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Fifty-Fifth Supplemental Indenture

Fifty-Sixth Supplemental Indenture

Fifty-Seventh Supplemental Indenture

Fifty-Eighth Supplemental Indenture

Fifty-Ninth Supplemental Indenture

Sixtieth Supplemental Indenture

Sixty-First Supplemental Indenture

Sixty-Second Supplemental Indenture

Sixty-Third Supplemental Indenture

Sixty-Fourth Supplemental Indenture

Sixty-Fifth Supplemental Indenture

Sixty-Sixth Supplemental Indenture

Sixty-Seventh Supplemental Indenture

Sixty-Eighth Supplemental Indenture

Sixty-Ninth Supplemental Indenture